                                                                  EXECUTION COPY


                                FIRST AMENDMENT

          FIRST AMENDMENT, dated as of March 31, 1998 (this "Amendment"), to the
                                                             ---------
Amended and Restated Credit Agreement, dated as of December 22, 1997 (as heretofore and hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Imperial Holly Corporation (the
              ----------------
"Borrower"), the several Lenders from time to time parties thereto, Lehman
---------
Commercial Paper Inc., as Syndication Agent, Lehman Brothers Inc., as Arranger and Harris Trust and Savings Bank, as Administrative Agent and Collateral Agent.

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement;

          WHEREAS, the Lenders have agreed to such amendments only upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

          SECTION 1.  Defined Terms.  Unless otherwise defined herein,
                      -------------
capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

          SECTION 2.  Amendment to Section 7 of the Credit Agreement.  (a)
                      ----------------------------------------------
Section 7.1(a) of the Credit Agreement is hereby amended by deleting the parenthetical "(or, if less, the number of full fiscal quarters subsequent to the Closing Date)" appearing in the third line therein.

          (b) Section 7.1(b) of the Credit Agreement is hereby amended by deleting the parenthetical "(or, if less, the number of full fiscal quarters subsequent to the Closing Date)" appearing in the third line therein.

          (c)  Section 7.1(c) of Credit Agreement is hereby amended as follows:

                    (i) by deleting the parenthetical "(or, if less, the number of full fiscal quarters subsequent to the Closing Date)" appearing in the second and third lines therein; and

                    (ii) by inserting the following proviso immediately at the end thereof:

          "; provided, that for the purposes of determining the ratio described
             --------
          above for the fiscal quarters of the Borrower ending March 31, 1998, June 30, 1998 and September 30, 1998, (i) Consolidated Interest
          Expense and Consolidated EBITDA
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                                                                               2

          for the relevant period shall be determined as of the last day of the four full fiscal quarters ending on such date and (ii) the Consolidated Interest Expense and Consolidated EBITDA of the Target and its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of the Tender Offer Purchase and the Merger and the incurrence or assumption of any Indebtedness in connection therewith (including the Indebtedness incurred hereunder) occurred on the first day of such period)."

          SECTION 3.   Conditions to Effectiveness.  This Amendment shall become
                       ---------------------------
effective as of the date hereof (the "Effective Date") upon execution and
                                      --------------
delivery by a duly authorized officer of each of the Borrower, the Agents and the Required Lenders.

          SECTION 4.   Representation and Warranties.  The Borrower represents
                       -----------------------------
and warrants to each Agent and each Lender that as of the Effective Date, before and after giving effect to this Amendment: (i) no Default or Event of Default has occurred and is continuing; (ii) the representations and warranties made by the Borrower in or pursuant to the Credit Agreement or any Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date) and (iii) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          SECTION 5.   Continuing Effect of Credit Agreement.  This Amendment
                       -------------------------------------
shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Agents or the Lenders except as expressly stated herein. Except as expressly consented to hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

          SECTION 6.   Expenses.   The Borrower agrees to pay and reimburse the
                       --------
Agents for all of their reasonable costs and out-of-pocket expenses incurred in connection with the preparation, execution and delivery of this Amendment and ancillary documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agents.

          SECTION 7.   Counterparts.  This Amendment may be executed in any
                       ------------
number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument.

          SECTION 8.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
                      -------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                              IMPERIAL HOLLY CORPORATION

                                 /s/ KAREN L. MERCER
                              By:___________________________________________
                                 Name: Karen L. Mercer
                                 Title: Vice President and Treasurer


                              LEHMAN COMMERCIAL PAPER INC., as Syndication Agent and as a Lender

                                 /s/ MICHELE SWANSON
                              By:____________________________________________
                                 Name: Michele Swanson
                                 Title: Authorized Signatory


                              HARRIS TRUST AND SAVINGS BANK, as Administrative Agent, Collateral Agent,
                              Issuing Lender and as a Lender

                                 /s/ ERICA T. KUHLMANN
                              By:_____________________________________________
                                 Name: Erica T. Kuhlmann
                                 Title: Vice President


                              WACHOVIA BANK, N.A.

                                 /s/
                              By:_____________________________________________
                                 Name:
                                 Title:


                              UNION BANK OF CALIFORNIA, N.A.

                                 /s/ ALBERT W. KELLEY
                              By:_____________________________________________
                                 Name: Albert W. Kelley
                                 Title: Vice President

                              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK
                              B.A., "RABOBANK NEDERLAND" NEW YORK BRANCH

                                 /s/ W. JEFFREY VOLLACK    /s/ DANA W. HEMENWAY
                              By:_______________________________________________

                              Name: W. Jeffrey Vollack         Dana W. Hemenway

                              Title: Senior Credit Officer     Vice President
                                     Senior Vice President


                              WELLS FARGO BANK (TEXAS), N.A.

                                 /s/
                              By:_______________________________________________

                              Name:

                              Title:


                              CREDIT AGRICOLE INDOSUEZ

                                 /s/ DEAN BALICE
                              By:_______________________________________________

                              Name:  Dean Balice

                              Title: Senior Vice President
                                     Branch Manager

                                 /s/ DENNIS TOOLAN
                              By:_______________________________________________

                              Name:  Dennis Toolan

                              Title: Senior Vice President


                              U.S. BANCORP AG CREDIT, INC.

                                 /s/ ALAN V. SCHULER
                              By:_______________________________________________

                              Name: Alan V. Schuler

                              Title: Vice President

Title:


THE BANK OF NEW YORK

   /s/ ALAN F. LYSTER, JR.
By:____________________________________

Name: Alan F. Lyster, Jr.

Title: Vice President


THE FROST NATIONAL BANK

   /s/ W. GLEN THOMAS
By:____________________________________

Name: W. Glen Thomas

Title: Vice President



ST. PAUL BANK FOR COOPERATIVES

   /s/ MARVIN L. LINDO
By:____________________________________

Name: Marvin L. Lindo

Title: Senior Vice President--Credit


ING HIGH INCOME PRINCIPAL PRESERVATION
FUND HOLDINGS, LDC

By:  ING Capital Advisors, Inc., as
     Investment Advisor

   /s/ HELEN Y. RHEE
By:____________________________________

Name: Helen Y. Rhee

Title: AVP & Portfolio Manager

                                Title:


                                PILGRIM AMERICA PRIME RATE TRUST

                                   /s/ MICHAEL J. BACEVICH
                                By:____________________________________________

                                Name: Michael J. Bacevich

                                Title: Vice President


                                METROPOLITAN LIFE INSURANCE COMPANY

                                   /s/ JAMES R. DINGLER
                                By:____________________________________________

                                Name: James R. Dingler

                                Title: Director


                                MERRILL LYNCH SENIOR FLOATING RATE FUND

                                By: Merrill Lynch Asset Management, L.P., as Investment Advisor

                                   /s/ GILLES MARCHAND, CPA
                                By:____________________________________________

                                Name: Gilles Marchand, CPA

                                Title: Authorized Signatory


                                MERRILL LYNCH DEBT STRATEGIES PORTFOLIO

                                By: Merrill Lynch Asset Management, L.P., as Investment Advisor

                                   /s/ GILLES MARCHAND, CPA
                                By:____________________________________________

                                Name: Gilles Marchand, CPA

                                Title: Authorized Signatory

MERRILL LYNCH INCOME STRATEGIES PORTFOLIO

By:  Merrill Lynch Asset Management, L.P., as
     Investment Advisor

   /s/ GILLES MARCHAND, CPA
By:____________________________________

Name: Gilles Marchand, CPA

Title: Authorized Signatory


THE TRAVELERS INSURANCE COMPANY

   /s/ TERESA M. TORREY
By:____________________________________

Name: Teresa M. Torrey

Title: Second Vice President


PEOPLES SECURITY LIFE INSURANCE COMPANY


By:____________________________________

Name:

Title:


GCB INVESTMENT PORTFOLIO

By: Citibank, N.A

   /s/ STEVEN KAUFMAN
By:____________________________________

   Name: Steven Kaufman

   Title: Vice President

                                   OSPREY INVESTMENTS PORTFOLIO

                                   By: Citibank, N.A

                                      /s/ HANS L. CHRISTENSEN
                                   By:____________________________________

                                   Name: Hans L. Christensen

                                   Title: Vice President


                                   BALANCED HIGH-YIELD FUND I LTD.

                                   By: BHF-Bank Aktiengesellschaft

                                      /s/ JOHN SYKES        G. GWIN
                                   By:______________________________________

                                   Name: John Sykes         G. Gwin

                                   Title: Vice President    AT


                                   PROTECTIVE ASSET MANAGEMENT

                                      /s/ JAMES DONDERO, CFA, CPA
                                   By:______________________________________

                                   Name: James Dondero, CFA, CPA

                                   Title: President
                                          Protective Asset Management Company

PUTNAM DIVERSIFIED INCOME TRUST


By:____________________________________

Name:

Title:


PUTNAM VT HIGH YIELD FUND


By:____________________________________

Name:

Title:


VAN KAMPEN CLO I, LIMITED

By: Van Kampen American Capital Management,
Inc. as Collateral Manager

   /s/ JEFFREY W. MALLET
By:____________________________________

Name: Jeffrey W. Mallet

Title: Senior Vice President & Director